UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 4, 2021

Retractable Technologies, Inc.

(Exact name of registrant as specified in its charter)

Texas	001-16465	75-2599762
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

511 Lobo Lane, Little Elm, Texas	75068-5295
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(972) 294-1010

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	RVP	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On June 7, 2021, the Company issued a press release, a copy of which is attached to this Form 8-K as Exhibit 99, announcing the adoption of a repurchase plan (the “Plan”) to buy up to $10 million of the Company’s Common Stock. Under the Plan dated June 4, 2021, open market purchases of the Company’s Common Stock may commence June 18, 2021 and may continue until June 18, 2022 at the latest.

The attached June 7, 2021 press release also announces the declaration of payments in the total amount of $5,056,945 to Class B Convertible Preferred shareholders of all current dividends, dividends in arrears, as well as dividends still owed to shareholders who converted their preferred stock in the past.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99	Press release dated June 7, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: June 9, 2021	RETRACTABLE TECHNOLOGIES, INC.
(Registrant)

	BY:	/s/JOHN W. FORT III
JOHN W. FORT III
VICE PRESIDENT, CHIEF FINANCIAL OFFICER, AND CHIEF ACCOUNTING OFFICER